Letter of Resignation

To:	netTALK .COM Inc.

1080 NW 163rd Drive

Florida, 33169

Attn.:	Anastasios Kyriakides, Chairman of the Board and CEO

Date:	April 22, 2014

Dear Mr. Kyriakides,

I Raya Alsaigh, herewith resign from the netTALK .COM, Inc. Board of Directors effective as of 12PM today April 22, 2014.

Sincerely

/s/ Raya Alsaigh

Raya Alsaigh